Exhibit 10.61

CUMMINGS PROPERTIES, LLC STANDARD FORM AMENDMENT TO LEASE # 2 In connection wlh a laaea in effect belwean the parties at 50-B. M nnd S Auilulion lload .. . Wakcficld . Mweechuastta, fully flxncuted on July 27. 2001 and currently termlnallns on July 30. J009 , and In consideration at tho mutual benefits (o bg derived herefrom, Gummlnrjs Properties, LLG, LESSOR, and NUCRYST Pharmaceuticals Inc. , LESSEE, horeby agree, efteollwi September i. 2008 , lo amend sa!d leaea, Including ifa leritiE, eondillone, covonents end obligations (terms”), as follows; 1. Base rant Is hnreby changed to three hundred ninety three thousand five hundred foftv seven (393,547) dollars par year or $32.795.58 per month. 2. Tha baao month from which to dslemnlne thfl amount of each amual Increase In ihn ‘Cost of Living’ uhaSS be November 2QQ7 , which (Inure shall be compared with lha figure for Nwamber 2008 , and uuch Novomber ttioroflfterto determine thd Increaes (If any) In tho baaa rent 1o be paid during tlis following calendar /ear. 3. Upon axacuUui.oj IW^ anw™t™uUhweBwH« dMas]! Bbdl i»o tarMeed ji^t ac_A. p rtf^ .. to [a] new lota! of $ I mOLEEsft K^l^tKMaK JTfcoU^IS’Dx^UolthlArKnBSilBlT 4. No actions taken by LESSOR under Section 20 of the lease, es amandad, shall terminals LESSEE’S obligation to pay rent under the lease, as liquidated damages or otherwise, 5. The size of the premises is hereby decreased by approximately 4,692 square feet (including 1.0% common area), from approximately 23,522 square feet (including 1,0% common area), to a new total of approximately 18,830 square feet (including 1.0% common ares) with (he reiinquisliment of SO-S Audubon Road, LESSEE shall vacate 50-S on or before August 30, 2008, and any extended occupancy of SO-S beyond August 30, 2008 shall be governed by Section 11 of the lease, LESSEE shall, upon vacating, be responsible for any damage to 5 0-S in accordance with the lease, and shall promptly pay any just invoice therefor. Time is of the essence, 6. LESSOR, at LESSOR’S cost, shall infill all doors or arched openings between 50-S and 50-B Andnbon Road within two weeks following ftill execution of this amendment, LESSOR agrees that these modifications to be performed by LESSOR, shall be completed in a good and workerlike manner in compliance with all applicable laws. 7. LESSEE shall move its furniture, flutiishings, equipment, inventory and other property as requested by LESSOR to enable LESSOR to carry out the above-described modifications to the premises, LESSEE shall indemnify and hold harmless LESSOR and LESSOR’S agents, employees and contractors from any injury or damage arising out of LESSOR’S work or LESSEE’S moving unless arising out of (lie negligence or willftil misconduct of LESSOR or LESSOR’S agents, employees at contractors. S, Except to the extent arising out of the negligence or willful misconduct of LESSOR or LESSOR’S agents, employees or contractors, LESSEE hereby releases LESSOR and the owner (OWNER) of the building of which the premises are a part from any and all other damages, liabilities, obligations, claims and causes of notion arising in any way out of LESSEE’S occupancy of 50-S, and agrees not to commence or to participate in any lawsuit against LESSOR or OWNER in connection with LESSEE’S occupancy thereof, 9. Except to the extent arising out of the negligence or willful misconduct of LESSOR or LESSOR’S agents, employees or contractors, LESSEE shall indemnify and hold LESSOR and OWNER harmless from any losses incurred by LESSOR as a result of LESSEE’S failure to vacate 50-S on or before August 30, 2008, from any losses incurred by LESSOR on account of die condition of 50-S and from any claim brought by third parti es against LESSOR, OWNER or LESSEE in connection with LESSEE’S occupancy of SO-S. 10, Provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of the lease, LESSEE shall have a one-time option to cancel the lease for any reason or no reason at ail, effective December 30, 2008, by serving LESSOR with written notice to that effect on or before November 30, 2008, along with a simultaneous payment of $220,000 to LESSOR as a lease termination fee, LESSEE shall also remain responsible for all damages to die promises in accordance with the lease and for rent and all other charges due under the lease, including without limitation utility charges and real estate tax increases, through the revised lease termination date. Time is of the essence, 11. In consideration of LESSEE’S relinquishment of SO-S set forth in Section 5 above, LESSEE agrees to pay to LESSOR the sum of thirty six thousand (36,000) dollars within 30 days after LESSEE’S execution of this amendment. Time is of the essence, 12, Patagrapjis R and T of the Rider to Lease shall apply not only at lease termination but also prior to any early rclitiquishmeut of or relocation from all or any portion of (lie premises. Notwithstanding the preceding sentence, Paragraphs R and T of the Rider to Lease shall not apply to 50-S (only). This amendment shall nut bind any party In any manner whatsoever until ll has bean executed by nil pattloB. AH olhar terns a) Iha roaso shali continue to apply, ontl <o the oxlont any Inconsistency exists between thle nmaivimunt and the tease. Including any prto/ amentlinentt, lha farms herein shatl contra! and supereotfo any earlier provisions. In wilnese whereof, LESSOR and LESSEE. InlenttSng to be lerjaliy bound, iuwo cnueed thfo amomfmont tu bo LESSOR; CUMMINQS PROPERTIES, LLC LESSEE; NU£RYKT PHARMACEUTICALS INC.